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Exhibit 99.5

CONSENT OF PIPER JAFFRAY & CO.

We hereby consent to the inclusion in the Registration Statement on Form S-4, Amendment No. 1 of Avid Technology, Inc. ("Avid") relating to the proposed merger of Pinnacle Systems, Inc. with and into a wholly owned subsidiary of Avid Technology, Inc., of our opinion letter, dated March 19, 2005, appearing as Annex D to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

By	/s/ RIC SPENCER Piper Jaffray & Co.

Minneapolis, Minnesota
June 4, 2005

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  Exhibit 99.5
CONSENT OF PIPER JAFFRAY & CO.